Exhibit 99.1

Travel + Leisure Co. Reports Fourth Quarter and Full-Year 2024 Results and Provides 2025 Outlook

ORLANDO, Fla. (February 19, 2025) — Travel + Leisure Co. (NYSE:TNL), the world’s leading vacation ownership and membership travel company, today reported fourth quarter and full-year 2024 financial results for the period ended December 31, 2024.

Fourth quarter 2024 highlights:
•Net income of $119 million (diluted EPS of $1.72) on net revenue of $971 million
•Adjusted EBITDA of $252 million and Adjusted diluted EPS of $1.72 (1)
•Repurchased $70 million of common stock during the fourth quarter

Full-year 2024 highlights:
•Net income of $411 million (diluted EPS of $5.82) on net revenue of $3.9 billion
•Adjusted EBITDA of $929 million and Adjusted diluted EPS of $5.75(1)
•Net cash provided by operating activities of $464 million and Adjusted free cash flow of $446 million(1)
•Repurchased $235 million of common stock during the full-year

Outlook:
•Full Year 2025 Adjusted EBITDA expected to range from $955 million to $985 million and first quarter 2025 Adjusted EBITDA expected to range from $195 million to $205 million
•The Company will recommend increasing first quarter 2025 dividend to $0.56 per share for approval by the Board of Directors

“2024 was a tremendous year for the Company, as we met the high expectations for our performance by delivering strong top and bottom-line growth, while executing on our multi-brand strategy with the acquisition of Accor Vacation Club,” said Michael D. Brown, President and CEO of Travel + Leisure Co. “Our strong financial performance was driven by adjusted EBITDA and vacation ownership sales volume per guest (VPG) at the top end, or above, our initial guidance, as consumers continued to prioritize their vacations with us.”

“Looking ahead to 2025, we expect to see continued profitable growth in our expanding vacation ownership business, which is the cornerstone of our investment strategy - a focus on growing earnings and free cash flow to benefit our shareholders.”

(1) This press release includes Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, Gross VOI sales and Adjusted net income, which are measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results
The results of operations during the fourth quarter and full-year of 2024 and 2023.

Vacation Ownership

$ in millions	Q4 2024	Q4 2023	% change	FY 2024	FY 2023	% change
Revenue	$813	$776	5%	$3,171	$3,041	4%
Adjusted EBITDA	$222	$208	7%	$764	$729	5%

Vacation Ownership revenue increased 5% to $813 million in the fourth quarter of 2024 compared to the same period in the prior year. Net vacation ownership interest (VOI) sales increased 11% year over year despite a higher provision rate. Gross VOI sales increased 10% driven by a 7% increase in VPG and a 2% increase in tours.

Fourth quarter Adjusted EBITDA was $222 million compared to $208 million in the prior year period, due to revenue growth and lower costs of VOIs sold.

Travel and Membership

$ in millions	Q4 2024	Q4 2023	% change	FY 2024	FY 2023	% change
Revenue	$157	$158	(1)%	$695	$711	(2)%
Adjusted EBITDA	$52	$52	—%	$251	$247	2%

Travel and Membership revenue decreased 1% to $157 million in the fourth quarter of 2024 compared to the same period in the prior year. This was driven by a 4% decrease in subscription revenue offset by a 1% increase in transaction revenue due to strong Travel Clubs performance with a 9% increase in transactions and a 6% increase in revenue per transaction.

Fourth quarter Adjusted EBITDA was $52 million, flat to the prior year period.

Balance Sheet and Liquidity
Net Debt — As of December 31, 2024, the Company's leverage ratio for covenant purposes was 3.3x. The Company had $3.5 billion of corporate debt outstanding as of December 31, 2024, which excluded $2.1 billion of non-recourse debt related to its securitized notes receivables portfolio. Additionally, the Company had cash and cash equivalents of $167 million. At the end of the fourth quarter, the Company had $970 million of liquidity in cash and cash equivalents and revolving credit facility availability.

The Company amended the credit agreement governing its revolving credit and Term Loan B facilities on December 10, 2024. This amendment refinanced $282 million of outstanding borrowings due in May 2025 and repriced the remaining $593 million term loans due in 2029. This accomplished the dual benefit of maturity extension and lower overall corporate interest expense. The 2024 Term Loan B facility matures on December 14, 2029.

Timeshare Receivables Financing — The Company closed on a $325 million term securitization on October 18, 2024 with a weighted average coupon of 5.18% and a 98.0% advance rate.

Cash Flow — For the full-year 2024, net cash provided by operating activities was $464 million compared to $350 million in the prior year. Adjusted free cash flow was $446 million in 2024 compared to $379 million in the prior year. These increases in 2024 were primarily attributable to an increase in net income, higher non-cash expenses, and lower cash tax payments.

Share Repurchases — During the fourth quarter of 2024, the Company repurchased 1.4 million shares of common stock for $70 million at an average price of $50.91 per share. For the full-year 2024, the Company repurchased 5.2 million shares of common stock for $235 million at an average price of $45.73 per share. As of December 31, 2024, the Company had $441 million remaining in its share repurchase authorization.

Dividend — The Company paid $34 million ($0.50 per share) in cash dividends on December 31, 2024 to shareholders of record as of December 13, 2024. For the full-year 2024, Travel + Leisure Co. paid an aggregate $142 million in dividends to shareholders. Management will recommend a first quarter dividend of $0.56 per share for approval by the Company's Board of Directors in March 2025.

Outlook
The Company is providing guidance for the 2025 full year:

•Adjusted EBITDA to range from $955 million to $985 million.

•Gross VOI sales of $2.4 billion to $2.5 billion

•VPG of $3,050 to $3,150

•Travel and Membership Adjusted EBITDA growth of flat to up 2%

The Company is providing guidance for the first quarter 2025:

•Adjusted EBITDA to range from $195 million to $205 million

•Gross VOI sales of $495 million to $515 million

•VPG of $3,150 to $3,250

This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at travelandleisureco.com/investors, or by dialing 877-733-4794 ten minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, gross VOI sales and Adjusted net income, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 7, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release.

The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company’s website in the Investor Relations section at travelandleisureco.com/investors. Accordingly, investors should monitor that Investor Relations section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE:TNL) is the world’s leading vacation ownership and membership travel company, providing more than six million vacations to travelers every year. The company operates a portfolio of vacation ownership, travel club, and lifestyle travel brands designed to meet the needs of the modern leisure traveler, whether they’re traveling the world or staying a little closer to home. With hospitality and responsible tourism at its heart, the company’s 19,000 dedicated associates around the globe help the company achieve its mission to put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” "outlook," "guidance," “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K most recently filed with the SEC. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Travel + Leisure Investor Relations
(407) 626-4050
IR@travelandleisure.com

Media:
Steven Goldsmith
Public Relations
(407) 626-5882
Steven.Goldsmith@travelandleisure.com

Travel + Leisure Co.
Table of Contents

Table Number
1.Consolidated Statements of Income (Unaudited)
2.Consolidated Balance Sheets
3.Consolidated Statements of Cash Flows
4.Summary Data Sheet
5.Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
6.Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
7.Definitions

Table 1

Travel + Leisure Co.
Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenues
Net VOI sales	$456	$410	$1,721	$1,582
Service and membership fees	375	386	1,607	1,649
Consumer financing	115	114	450	427
Other	25	25	86	92
Net revenues	971	935	3,864	3,750

Expenses
Operating	430	409	1,744	1,684
Marketing	134	128	550	507
General and administrative	124	107	475	454
Consumer financing interest	35	31	136	112
Depreciation and amortization	29	29	115	112
Cost of vacation ownership interests	10	25	92	133
Restructuring	2	14	16	26
Asset impairments, net	1	1	3	—
Total expenses	765	744	3,131	3,028
Loss on sale of business	—	—	—	2
Operating income	206	191	733	720
Interest expense	59	68	249	251
Interest (income)	(2)	(4)	(14)	(13)
Other (income), net	(9)	—	(15)	(3)
Income before income taxes	158	127	513	485
Provision/(benefit) for income taxes	40	(2)	135	94
Income from continuing operations	118	129	378	391
Gain on disposal of discontinued business, net of income taxes	1	—	33	5
Net income attributable to TNL shareholders	$119	$129	$411	$396

Basic earnings per share
Continuing operations	$1.73	$1.78	$5.39	$5.24
Discontinued operations	0.02	—	0.48	0.07
	$1.75	$1.78	$5.87	$5.31

Diluted earnings per share
Continuing operations	$1.70	$1.77	$5.35	$5.21
Discontinued operations	0.02	—	0.47	0.07
	$1.72	$1.77	$5.82	$5.28

Weighted average shares outstanding
Basic	68.1	72.2	70.1	74.5
Diluted	69.2	72.7	70.7	75.0

Table 2
Travel + Leisure Co.
Consolidated Balance Sheets
(in millions, except share data)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$167	$282
Restricted cash (VIE - $92 as of 2024 and $96 as of 2023)	162	176
Trade receivables, net	155	179
Vacation ownership contract receivables, net (VIE - $2,293 as of 2024 and $2,291 as of 2023)	2,619	2,527
Inventory	1,227	1,135
Prepaid expenses	214	229
Property and equipment, net	591	655
Goodwill	966	962
Other intangibles, net	209	199
Other assets	425	394
Total assets	$6,735	$6,738
Liabilities and (deficit)
Accounts payable	$67	$73
Accrued expenses and other liabilities	778	807
Deferred income	457	442
Non-recourse vacation ownership debt (VIE)	2,123	2,071
Debt	3,468	3,575
Deferred income taxes	722	687
Total liabilities	7,615	7,655
Stockholders' (deficit):
Preferred stock, $0.01 par value, authorized 6,000,000 shares, none issued and outstanding	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 224,599,556 issued as of 2024 and 223,767,468 as of 2023	2	2
Treasury stock, at cost – 157,476,502 shares as of 2024 and 152,336,714 shares as of 2023	(7,433)	(7,196)
Additional paid-in capital	4,328	4,279
Retained earnings	2,334	2,067
Accumulated other comprehensive loss	(112)	(70)
Total stockholders’ (deficit)	(881)	(918)
Noncontrolling interest	1	1
Total (deficit)	(880)	(917)
Total liabilities and (deficit)	$6,735	$6,738

Table 3
Travel + Leisure Co.
Consolidated Statements of Cash Flows
(in millions)

	December 31, 2024	December 31, 2023
Operating Activities
Net income	$411	$396
Gain on disposal of discontinued business, net of income taxes	(33)	(5)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	432	348
Depreciation and amortization	115	112
Stock-based compensation	41	38
Deferred income taxes	26	8
Non-cash interest	25	22
Non-cash lease expense	12	16
Asset impairments, net	3	—
Loss on sale of business	—	2
Other, net	(1)	(3)
Net change in assets and liabilities, excluding impact of acquisitions and dispositions:
Trade receivables	35	(18)
Vacation ownership contract receivables	(549)	(504)
Inventory	(16)	25
Prepaid expenses	14	(27)
Other assets	(42)	(20)
Accounts payable, accrued expenses, and other liabilities	(19)	(70)
Deferred income	10	30
Net cash provided by operating activities	464	350
Investing Activities
Property and equipment additions	(81)	(74)
Acquisitions, net of cash acquired	(44)	(6)
Proceeds from sale of assets	1	—
Other, net	(1)	—
Net cash used in investing activities - continuing operations	(125)	(80)
Net cash provided by/(used in) investing activities - discontinued operations	1	—
Net cash used in investing activities	(124)	(80)
Financing Activities
Proceeds from non-recourse vacation ownership debt	1,805	1,926
Principal payments on non-recourse vacation ownership debt	(1,743)	(1,823)
Proceeds from debt	1,910	1,732
Principal payments on debt	(1,724)	(1,741)
Proceeds from notes issued and term loan	—	299
Repayment of notes and term loans	(307)	(405)
Repurchase of common stock	(234)	(309)
Dividends to shareholders	(142)	(136)
Debt issuance/modification costs	(20)	(22)
Payment of deferred acquisition consideration	(9)	(14)
Net share settlement of incentive equity awards	(9)	(10)
Repayments of vacation ownership inventory arrangement	—	(6)
Proceeds from issuance of common stock	15	9
Net cash used in financing activities	(458)	(500)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(11)	—
Net change in cash, cash equivalents and restricted cash	(129)	(230)
Cash, cash equivalents and restricted cash, beginning of period	458	688
Cash, cash equivalents and restricted cash, end of period	329	458
Less: Restricted cash	162	176
Cash and cash equivalents	$167	$282

Table 4

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
Consolidated Results

Net income attributable to TNL shareholders	$119	$129	(8)%	$411	$396	4%
Diluted earnings per share	$1.72	$1.77	(3)%	$5.82	$5.28	10%
Income from continuing operations	$118	$129	(9)%	$378	$391	(3)%
Diluted earnings per share from continuing operations	$1.70	$1.77	(4)%	$5.35	$5.21	3%

Net income margin	12.3%	13.8%		10.6%	10.6%

Adjusted Earnings
Adjusted EBITDA	$252	$240	5%	$929	$908	2%
Adjusted net income	$119	$144	(17)%	$406	$427	(5)%
Adjusted diluted earnings per share	$1.72	$1.98	(13)%	$5.75	$5.70	1%

Segment Results

Net Revenues
Vacation Ownership	$813	$776	5%	$3,171	$3,041	4%
Travel and Membership	157	158	(1)%	695	711	(2)%
Corporate and other	1	1		(2)	(2)
Total	$971	$935	4%	$3,864	$3,750	3%

Adjusted EBITDA
Vacation Ownership	$222	$208	7%	$764	$729	5%
Travel and Membership	52	52	—%	251	247	2%
Segment Adjusted EBITDA	274	260		1,015	976
Corporate and other	(22)	(20)		(86)	(68)
Total Adjusted EBITDA	$252	$240	5%	$929	$908	2%

Adjusted EBITDA Margin	26.0%	25.7%		24.0%	24.2%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 7 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5.

Table 4
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
Vacation Ownership

Net VOI Sales	$456	$410	11%	$1,721	$1,582	9%
Loan loss provision	117	92	27%	432	348	24%
Gross VOI sales, net of Fee-for-Service sales	573	502	14%	2,153	1,930	12%
Fee-for-Service sales	18	38	(51)%	140	219	(36)%
Gross VOI sales	$591	$540	10%	$2,293	$2,149	7%

Tours (in thousands)	175	172	2%	716	663	8%
VPG (in dollars)	3,284	3,058	7%	3,094	3,128	(1)%

Tour generated VOI sales	573	525	9%	2,216	2,075	7%
Telesales and other	18	15	22%	77	74	4%
Gross VOI sales	591	540	10%	2,293	2,149	7%

Net VOI sales	456	410	11%	1,721	1,582	9%
Property management revenue	209	204	2%	845	814	4%
Consumer financing	115	114	1%	450	427	5%
Other (a)	33	48	(31)%	155	218	(29)%
Total Vacation Ownership revenue	813	776	5%	3,171	3,041	4%

Travel and Membership

Avg. number of exchange members (in thousands)	3,377	3,524	(4)%	3,427	3,515	(3)%

Transactions (in thousands)	182	191	(5)%	889	959	(7)%
Revenue per transaction (in dollars)	376	375	—%	360	357	1%
Exchange transaction revenue	68	72	(5)%	321	343	(6)%

Transactions (in thousands)	157	145	9%	673	679	(1)%
Revenue per transaction (in dollars)	235	222	6%	247	230	8%
Travel Club transaction revenue	37	32	15%	166	156	6%

Transactions (in thousands)	339	336	1%	1,562	1,638	(5)%
Revenue per transaction (in dollars)	311	310	—%	312	305	2%
Travel and Membership transaction revenue	105	104	1%	487	499	(2)%

Transaction revenue	105	104	1%	487	499	(2)%
Subscription revenue	44	46	(4)%	179	183	(2)%
Other (b)	8	8	—%	29	29	—%
Total Travel and Membership revenue	157	158	(1)%	695	711	(2)%
Note:    Amounts may not compute due to rounding.
(a)    Includes fee-for-service commission revenues and other ancillary revenues.
(b)    Primarily related to cancellation fees, commissions and other ancillary revenue.

Table 5
Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts

	Three Months Ended December 31,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$119	$1.72	12.3%	$129	$1.77	13.8%
Gain on disposal of discontinued business, net of income taxes	(1)			—
Income from continuing operations	$118	$1.70	12.2%	$129	$1.77	13.8%
Amortization of acquired intangibles (a)	3			3
Restructuring (b)	2			14
Debt modification	2			1
Asset impairments, net	1			1
Integration costs	1			—
Legacy items	(1)			—
Fair value change in contingent consideration	(7)			—
Taxes (c)	—			(4)
Adjusted net income	$119	$1.72	12.3%	$144	1.98	15.4%
Income taxes on adjusted net income	40			2
Interest expense	59			68
Depreciation	27			26
Stock-based compensation expense (d)	12			5
Debt modification (e)	(2)			(1)
Interest (income)	(2)			(4)
Adjusted EBITDA	$252		26.0%	$240		25.7%

Diluted Shares Outstanding	69.2			72.7

Table 5
(continued)

	Twelve Months Ended December 31,
	2024	EPS	Margin %	2023	EPS	Margin %
Net income attributable to TNL shareholders	$411	$5.82	10.6%	$396	$5.28	10.6%
Gain on disposal of discontinued business, net of income taxes	(33)			(5)
Income from continuing operations	$378	$5.35	9.8%	$391	$5.21	10.4%
Restructuring (b)	16			26
Legacy items	11			8
Amortization of acquired intangibles (a)	10			10
Asset impairments, net (f)	3			1
Acquisition and divestiture related costs	2			—
Debt modification	2			1
Integration costs	1			—
Loss on sale of business	—			2
Fair value change in contingent consideration	(7)			—
Taxes (c)	(10)			(12)
Adjusted net income	$406	$5.75	10.5%	$427	5.70	11.4%
Income taxes on adjusted net income	145			106
Interest expense	249			251
Depreciation	105			102
Stock-based compensation expense (d)	40			36
Debt modification (e)	(2)			(1)
Interest (income)	(14)			(13)
Adjusted EBITDA	$929		24.0%	$908		24.2%

Diluted Shares Outstanding	70.7			75.0

Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and table 7 for the definitions of these non-GAAP measures.

(a)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(b)     Includes $2 million stock-based compensation expenses associated with the 2023 restructuring plan for the three months ended December 31, 2023. Includes $1 million stock-based compensation expenses associated with the 2022 restructuring plan for the twelve months ended December 31, 2024 and $2 million of stock-based compensation expenses associated with the 2023 restructuring plan for the twelve months ended December 31, 2023.
(c)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(d)    All stock-based compensation is excluded from Adjusted EBITDA.
(e)    Debt modifications are excluded from Adjusted net income, while included for Adjusted EBITDA.
(f)    Includes $1 million of inventory impairments for the twelve months ended December 31, 2023, included in Cost of vacation ownership interests on the Consolidated Statements of Income.

Table 6

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Twelve Months Ended December 31,
	2024	2023

Net cash provided by operating activities	$464	$350
Property and equipment additions	(81)	(74)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	62	103
Free cash flow	$445	$379
Transaction costs for acquisitions	1	—
Adjusted free cash flow (a)	$446	$379

Net income attributable to TNL shareholders	$411	$396
Adjusted EBITDA (b)	$929	$908

Net income cash flow conversion (c)	113%	88%
Adjusted free cash flow conversion	48%	42%

(a)     The Company had $124 million of net cash used in investing and $458 million of net cash used in financing activities for the year ended December 31, 2024, and $80 million of net cash used in investing activities and $500 million of net cash used in financing activities for the year ended December 31, 2023.
(b)    See table 5 for a reconciliation of Net income to Adjusted EBITDA.
(c)    Represents Net cash provided by operating activities as a percentage of Net Income.

Table 7

Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes Adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: A non-GAAP measure, defined by the Company as Adjusted free cash flow as a percentage of Adjusted EBITDA. We use this non-GAAP performance measure to assist in evaluating our operating performance and the quality of our earnings as represented by adjusted EBITDA, and to evaluate the performance of our current and prospective operating and strategic initiatives in generating cash flows from our earnings performance. This measure also assists investors in evaluating our operating performance, management of our assets, and ability to generate cash flows from our earnings, as well as facilitating period-to-period comparisons.
Adjusted Net Income: A non-GAAP measure, defined by the Company as income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Average Number of Exchange Members: Represents the average number of paid members in our vacation exchange programs who are considered to be in good standing, during a given reporting period.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.

Table 7
(continued)
Travel and Membership Transactions: Represents the number of exchanges and travel bookings recognized as revenue during the period, net of cancellations. This measure is provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding telesales and virtual sales) divided by the number of tours. The Company has excluded non-tour sales in the calculation of VPG because non-tour sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of this business' efforts in generating sales from tours during a given reporting period.